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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  March 9, 2001



                               RESPONSE USA, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                       0-20770                         52-1441922
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(State or other                  (Commission                      (IRS Employer
jurisdiction of                  File Number)                    Identification
 incorporation)                                                       Number)


                       3 Executive Campus, 2nd Floor South
                              CHERRY HILL, NJ 08002
                    ----------------------------------------
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (856) 661-0700

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ITEM 5.     OTHER EVENTS.

         Response USA, Inc. and its subsidiaries Health Watch, Inc., Response Ability Systems, Inc. and Response Security Monitoring, LLC and Response Security Services, LLC (collectively, the "Company") executed an Agreement dated as of February 28, 2001 (the "Agreement") with its lender McGinn, Smith Acceptance Corp. (the "Lender") in connection with the Company's loan agreements with the Lender (the "Loan Agreements"). Pursuant to the Agreement, the Company has engaged a consultant approved by the Lender to assist the Company in preparing a budget (the "Budget") which will govern the Company's expenditures through August 31, 2001. Pursuant to the terms of the Agreement, the Company shall not be deemed to be in default of certain of its payment obligations under the Loan Agreements if the Company and the Lender mutually agree upon the form of the Budget on or before April 2, 2001. If the Company and the Lender are unable to agree on the form of the Budget by April 2, 2001, the Agreement will terminate, and the Lender will have the ability to declare a default under the Loan Agreements if one occurs. Also in connection with the Agreement, Richard Brooks resigned as Chairman of the Board of Directors of the Company.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)     Financial Statements of Business Acquired: N/A.

            (b)     Pro Forma Financial Information: N/A

            (c)     Exhibits: None


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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Response USA, Inc.


Dated:  March 16, 2001             By: /s/ Jeffrey Queen
                                       --------------------------
                                       Jeffrey Queen,
                                       Chief Executive Officer


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